UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 18, 2018, National Retail Properties, Inc. (the “Company”) announced the pricing of an underwritten public offering of $400.0 million aggregate principal amount of 4.300% notes due 2028 (the “2028 Notes”) and $300.0 million aggregate principal amount of 4.800% notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”) pursuant to an underwriting agreement, dated September 18, 2018 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein. On September 27, 2018, the Company entered into a Seventeenth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of March 25, 1998, as amended (the “Base Indenture,” and, together with the Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee, relating to the offering of the Notes pursuant to the Underwriting Agreement.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-223141), filed by the Company with the Securities and Exchange Commission (“SEC”) on February 22, 2018 (the “Registration Statement”).

The Notes are senior unsecured obligations of the Company and will rank equally with all of the Company’s other existing and future senior indebtedness. The 2028 Notes will mature on October 15, 2028, and the 2048 Notes will mature on October 15, 2048. The 2028 Notes will bear interest at a rate of 4.300% per annum, and the 2048 Notes will bear interest at a rate of 4.800% per annum. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2019. The net proceeds from the offering were approximately $685.9 million. The Company intends to use the net proceeds from the offering to repay all of the outstanding indebtedness under its credit facility, to redeem all of its outstanding 5.500% notes due 2021 and to fund future property acquisitions and for general corporate purposes.

The foregoing descriptions of the Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Notes and the Indenture. A copy of the Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. Copies of the form of the 2028 Notes and the form of the 2048 Notes are attached to this Current Report on Form 8-K as Exhibits 4.2 and 4.3, respectively, each of which is incorporated herein by reference. A copy of the Base Indenture is filed with the SEC as Exhibit 4.2 to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of the Seventeenth Supplemental Indenture between National Retail Properties, Inc. and U.S. Bank National Association.

4.2	Form of 4.300% Note due 2028.

4.3	Form of 4.800% Note due 2048.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the securities being issued by the registrant.

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain material tax issues relating to the registrant.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President and
Chief Financial Officer

Dated: September 27, 2018